Independent Auditors' Consent

The Board of Trustees

Calvert Social Investment Fund:

We consent to the use of our report, incorporated herein by reference, dated November 18, 2003, with respect to the financial statements of the Money Market, Balanced, Bond, Equity and Enhanced Equity Portfolios, each a series of Calvert Social Investment Fund, as of September 30, 2003, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors and Custodians" in the Statement of Additional Information.

  /s/ KPMG LLP

Philadelphia, Pennsylvania

January 27, 2004